Exhibit 99.1

Bellerophon Announces $15.3 Million Registered Direct Offering Priced At-the-Market

WARREN, N.J., Mar. 30, 2020 - Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”), a clinical-stage biotherapeutics company, today announced that it has entered into definitive agreements with several healthcare-focused institutional investors for the purchase and sale of 1,275,000 shares of Bellerophon's common stock, at a purchase price of $12.00 per share, in a registered direct offering priced at-the-market under Nasdaq rules. The closing of the offering is expected to occur on or about April 1, 2020, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to Bellerophon from this offering are expected to be $15.3 million, before deducting the placement agent’s fees and other offering expenses payable by Bellerophon. The Company intends to use the net proceeds from this offering for working capital, general corporate purposes, and other research and development efforts.

The shares of common stock are being offered by Bellerophon pursuant to a "shelf" registration statement on Form S-3 (File No. 333-225878) previously filed with the Securities and Exchange Commission (the "SEC") on June 25, 2018 and declared effective by the SEC on July 6, 2018. The offering of the securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (646) 975-6996 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Bellerophon

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse® program, a proprietary pulsatile nitric oxide delivery system. For more information, please visit www.bellerophon.com.

Forward-looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the completion of the registered direct offering, the satisfaction of customary closing conditions related to the registered direct offering and the intended use of net proceeds from the registered direct offering as well as statement about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation

Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other conditions, the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release, except as required by law.

Contacts

At Bellerophon:                    At LifeSci Advisors:
Fabian Tenenbaum, Chief Executive Officer        Brian Ritchie
(908) 574-4767                    (212) 915-2578